THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERREDPLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATESECURITIES LAWS.

CO SIGNER, INC.

9% CONVERTIBLE NOTE

US $30,000.00	Henderson, Nevada November 01, 2013

For good and valuable consideration, Co-Signer, Inc., a Nevada corporation, ("Maker"), herebymakes and delivers this 9% Secured Note (this "Note") in favor of Charles J. Kalina, III, or his/her assigns ("Holder"), and hereby agrees as follows:

1. Principal Obligation and Interest. For value received, Maker promises to pay to Holder at 6250 Mountain Vista Street, Suite C-l,Henderson, NV 89014, or at such other place as Holder may designate in writing, in currently available funds of the United States, the principal amount of $30,000.00(U.S. Dollars). Maker's obligation under this Note shall accrue simple interest at the rate of Nine Percent (9.0%) per year from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed.

2. Payment Terms.

a.                   All principal and accrued interest then outstanding shall be due and payable by the Maker on or before two (2) Years from the date hereof (the "Maturity Date").

b.                  Accrued interest hereunder shall be due and payable from Maker to Holder on a semi-annual basis, with the first such payment being due on December 31, 2013, and future payments being due each six (6) months thereafter until the Maturity Date or until earlier redemption of this Note under the terms hereof.

c.                   At any time after the date hereof and before the Maturity Date, this Note may be paid or redeemed in whole, or in part on one or more occasions, at the sole option of the Maker.

d.                  All payments of interest hereunder may, at the sole option of the Maker, be paid in validly issued shares of common stock in the Maker, par value $0.001, issued to Holder. Common stock issued to Holder as payment hereunder shall be valued at a price per share equal to the average of the closing market prices (VWAP) for the Maker's common stock during the twenty (20) trading days immediately preceding the due date for such payment.

e.                   All payments shall be applied first to interest, then to principal and shall be credited to the Maker’s account on the date that such payment is physically received by the Holder.

3.                   Optional Conversion; Adjustments to Conversion Price.

a.                   At any time after one (1) year from the date hereof, the Holder shall have the right, at its option, to convert all or any portion of the principal and accrued interest due and owing hereunder into shares of fully paid and non-assessable Common Stock of the Maker at the price of $0,075 per share, (the "Conversion Price"), subject to adjustment as explained herein.

b.                   If the Maker shall (i) declare a dividend or other distribution payable in securities, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock including any such reclassification in connection with a merger, consolidation or other business combination in which the Maker is the continuing entity (any such corporate event, an "Event"), then in each instance the Conversion Price shall be adjusted such that the number of shares issued upon conversion of the sum due and owing hereunder will equal the number of shares of Common Stock that would otherwise be issued but for such event.

c.                    If, at any time in the two (2) years following the issuance of this Note, the Maker sells, grants any option to purchase, otherwise disposes of, or issues (or announces any sale, grant, or any option to purchase or other disposition) any Common Stock of the Maker at an effective price per share that is lower than the Conversion Price then in effect (a "Dilutive Issuance"), then the Conversion Price shall be reduced to equal the effective price per share of such Dilutive Issuance.

d.                   Notices.

1.                        Immediately upon any adjustment of the Conversion Price, the Maker shall give written notice thereof to Holder, setting forth in reasonable detail and certifying the calculation of such adjustment and the facts upon which such adjustment is based.

2.                        The Maker shall give written notice to the Holder at least five (5) days prior to the date on which the Maker closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any dissolution or liquidation or any merger, consolidation, reorganization, recapitalization or similar event.

4.                   Mandatory Conversion.

a.                           In the event that (i) the VWAP of the Corporation' s Common Stock is in excess of $0.125 per share for 10 consecutive trading days as determined by Bloomberg reporting, and (ii) the 90- day average daily trading volume of the Corporation's Common Stock is above 100,000 shares, as determined by Bloomberg reporting, all sums due and owing will automatically be converted into the number of shares of Common Stock into which such sums would be converted on the date of such occurrence (the "Forced Conversion Date"), in accordance with the terms of this Note.

b.                          The Corporation shall give to the Holder written notice of mandatory conversion at least ten (10) business days prior to the Forced Conversion Date, setting forth therein: (i) the number of shares of Common Stock into which such Holder's Note is to be converted based on such Conversion Price: (ii) that the conversion is to be effective on the Forced Conversion Date; and (iii) the address of the place or places at which this Note is to be surrendered. Such notice shall be sent by first class mail, postage prepaid, to the Holder at the Holder's address of record. On or before the Forced Conversion Date, the Holder shall surrender this Note to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Forced Conversion Date and the surrender of this Note, the Corporation shall issue and deliver to each such holder, or its nominee, at such holder's address of record, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

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5.                   Registration Rights.

a.                   The Maker agrees that if, at any time, and from time to time, the Board of Directors of the Maker shall authorize the filing of a registration statement under the Securities Act of 1933 on Form S-l, S-3, or S-4 in connection with the proposed offer of any of its securities by it or any of its stockholders, the Maker shall: (A) promptly notify each Holder that such registration statement will be filed and that the Common Stock issuable to Holder upon conversion of this Note at the Conversion Price then in effect (the "Registrable Securities") will be included in such registration statement at such Holder's request; (B) cause such registration statement to cover all of such Registrable Securities for which such Holder requests inclusion; (C) use best efforts to cause such registration statement to become effective as soon as practicable; (D) use best efforts to cause such registration statement to remain effective until the earliest to occur of (i) such date as the sellers of Registrable Securities have completed the distribution described in the registration statement and (ii) such time that all of such Registrable Securities are no longer, by reason of Rule 144 under the Securities Act, required to be registered for the sale thereof by such Holders; and (E) take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

b.                   The right of any Holder to request inclusion in any registration pursuant to this Agreement shall terminate if all Registrable Securities may immediately be sold under Rule 144

c.                   Notwithstanding any other provision of this Section 5, the Maker may at any time, abandon or delay any registration commenced by the Maker. In the event of such abandonment by the Maker, the Maker shall not be required to continue registration of shares requested by the Holder for inclusion.

d.                   In connection with any offering involving an underwriting of shares of the Maker's capital stock, the Maker shall not be required to include any of the Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Maker and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Maker. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Maker that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Maker shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

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6.                   Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.                   Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                   The execution of this Note and Maker's compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder.

7.                   Representations and Covenants of the Holder. The Maker has issued this Note in reliance upon the following representations and covenants of the Holder:

a.                   Investment Purpose. This Note and any common stock which may be issued as payment hereunder or upon conversion hereof are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

b.                   Private Issue. The Holder understands (i) that this Note and any common stock which may be issued as payment hereunder are not registered under the Securities Act of 1933 (the " 1933 Act") or qualified under applicable state securities laws, and (ii) that the Maker is relying on an exemption from registration predicated on the representations set forth in this Section 7.

c.                   Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

d.                   Risk of No Registration. The Holder understands that if the Maker does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the " 1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell any of the common stock issued as payment hereunder, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of this Note or any sale of common stock in the Maker which might be made by Holder in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

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8.                   Defaults. The following events shall be defaults under this Note:

a.                   Maker's failure to remit any payment under this Note on before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b.                   Maker's failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in the Agreement if such failure is not cured in full within fifteen (15) days following delivery of written notice thereof from Holder to Maker;

c.                   If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.                   The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order un-stayed and in effect for a period of twenty (20) days; or

e.                   Maker's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

9.                   Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amount s shall be immediately due and payable.

b.                   Pursue any other rights or remedies available to Holder at law or in equity.

10.               Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counter-claim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

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11.               Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

12.               Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys' fees, plus all other costs and expenses of collection and enforcement.

13.               Miscellaneous.

a.                   This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.                   Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.                   Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.                   This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.                   Time is of the essence.

14.                Notices. All notices required to be given under this Note shall be given to each of the parties at such address as a party may designate by written notice to the other party.

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

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15.                Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

Co-Signer, Inc. "Maker":
/s/ Darren M. Magot, CEO By: Darren M. Magot Date: 11/2/13	By: /s/ Charles J. Kalina, III Charles J. Kalina, III, Investor/Self Date: 11/2/13

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